Exhibit 99.1

Annaly Capital Management, Inc. Reports Core EPS for the 3rd Quarter 2010 of $0.60

NEW YORK--(BUSINESS WIRE)--October 27, 2010--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended September 30, 2010, of $371.1 million or $0.60 per average share available to common shareholders as compared to Core Earnings of $413.3 million or $0.75 per average share available to common shareholders for the quarter ended September 30, 2009, and Core Earnings of $335.7 million or $0.59 per average share available to common shareholders for the quarter ended June 30, 2010. “Core Earnings” represents a non-GAAP measure and is defined as net income excluding impairment losses, loss on receivable from prime broker, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on interest rate swaps, and unrealized gains or losses on trading securities. On a GAAP basis, net loss for the quarter ended September 30, 2010, was $14.1 million or $0.03 per average share related to common shareholders as compared to net income of $285.2 million or $0.51 per average share related to common shareholders for the quarter ended September 30, 2009, and net loss of $218.2 million or $0.40 per average share available to common shareholders for the quarter ended June 30, 2010.

During the quarter ended September 30, 2010, the Company sold or had called $3.1 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $62.0 million. During the quarter ended September 30, 2009, the Company sold $194.3 million of mortgage-backed securities and agency debentures, resulting in a realized gain of $591,000. During the quarter ended June 30, 2010, the Company sold $2.7 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $39.0 million.

Common dividends declared for the quarter ended September 30, 2010, were $0.68 per share, which include gains on sale of mortgage-backed securities and agency debentures, as compared to $0.69 per share for the quarter ended September 30, 2009, and $0.68 per share for the quarter ended June 30, 2010. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2010, based on the September 30, 2010 closing price of $17.60, was 15.45%. On a Core Earnings basis, the Company provided an annualized return on average equity of 15.35% for the quarter ended September 30, 2010, as compared to 18.27% for the quarter ended September 30, 2009, and 13.89% for the quarter ended June 30, 2010. On a GAAP basis, the Company provided an annualized loss on average equity of 0.58% for the quarter ended September 30, 2010, as compared to an annualized return on average equity of 12.60% for the quarter ended September 30, 2009, and an annualized loss on average equity of 9.03% for the quarter ended June 30, 2010.

During the quarter ended September 30, 2010, the Company completed a public offering of 60,000,000 shares of common stock. The estimated net proceeds of the offering were approximately $1.0 billion, net of offering expenses.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “Macroeconomic, regulatory and legislative uncertainties continue to cast a shadow over the market and the results of market participants. Of these, the Federal Reserve’s use of unconventional tools in order to stoke a recovery is having the most tangible effect, in particular its commitment to keep the Fed Funds rate at or near zero and its apparent intent to make additional large scale asset purchases: The yield curve is flattening in the shorter maturities, rising inflation expectations are keeping the long end steep, and in mortgages there is heightened uncertainty over cash flows. A consequence of this combination is a historically lucrative and persistent net interest spread. We continue to prudently execute the asset selection and hedging components of managing this key aspect of our portfolio management efforts. In addition, the sustained support of asset prices by the central bank will likely continue to ripple through all capital markets activity and impact return expectations across the spectrum of financial, commodity and hard assets. With this backdrop, I am confident about our company’s ability to continue to offer a relatively attractive return profile and build a portfolio for long-term performance.”

For the quarter ended September 30, 2010, the annualized yield on average interest-earning assets was 4.06% and the annualized cost of funds on the average interest-bearing liabilities was 1.95%, which resulted in an average interest rate spread of 2.11%. This is a 54 basis point decrease from the 2.65% annualized interest rate spread for the quarter ended September 30, 2009, and a 5 basis point decrease from the 2.16% average interest rate spread for the quarter ended June 30, 2010. At September 30, 2010, the weighted average yield on interest-earning assets was 3.86% and the weighted average cost of funds on interest-bearing liabilities, including the effect of interest rate swaps, was 1.94%, which resulted in an interest rate spread of 1.92%. Leverage at September 30, 2010, was 6.4:1 compared to 6.0:1 at September 30, 2009, and 5.9:1 at June 30, 2010.

Fixed-rate mortgage-backed securities and agency debentures comprised 84% of the Company’s portfolio at September 30, 2010. The balance of the mortgage-backed securities and agency debentures was comprised of 14% adjustable-rate mortgages and 2% LIBOR floating-rate collateralized mortgage obligations. At September 30, 2010, the Company had entered into interest rate swaps with a notional amount of $25.9 billion, or 35% of the mortgage-backed securities and agency debentures portfolio. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statement of operations. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of September 30, 2010, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and agency debentures, which carry an actual or implied “AAA” rating.

“We witnessed the effects of market conditions on the mark-to-market values of our investment securities and our interest rate swap book,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “Prepayment speeds declined as the Agencies completed their buyouts of delinquent mortgages in the prior quarter, but portfolio asset yields declined as overall market rates edged lower. Interest rate spreads remain wide as the cost of funds fell as well. As we prudently evaluate investment opportunities, we will continue our vigilant efforts to protect our portfolio from the market consequences—intended or otherwise—of regulatory and policy decisions through our hedging and portfolio strategy. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and agency debentures was comprised of 37% floating-rate, 14% adjustable-rate and 49% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	September 30,	September 30,	June 30,
	2010	2009	2010
Leverage at period-end	6.4:1	6.0:1	5.9:1
Fixed-rate mortgage-backed securities and agency debentures as a percentage of portfolio	84%	71%	82%
Adjustable-rate mortgage-backed securities and agency debentures as a percentage of portfolio	14%	24%	16%
Floating-rate mortgage-backed securities and agency debentures as a percentage of portfolio	2%	5%	2%
Notional amount of interest rate swaps as a percentage of mortgage-backed securities and agency debentures	35%	32%	38%
Annualized yield on average interest-earning assets during the quarter	4.06%	4.89%	4.16%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.95%	2.24%	2.00%
Annualized interest rate spread during the quarter	2.11%	2.65%	2.16%
Weighted average yield on interest-earning assets at period-end	3.86%	4.55%	3.65%
Weighted average cost of funds on interest-bearing liabilities at period-end	1.94%	2.15%	2.09%
Interest rate spread at period-end	1.92%	2.40%	1.56%
Weighted average receive rate on interest rate swaps at period-end	0.31%	0.28%	0.38%
Weighted average pay rate on interest rate swaps at period-end	3.34%	3.98%	3.48%

The Constant Prepayment Rate was 20% during the third quarter of 2010, as compared to 21% during the third quarter of 2009, and 32% during the second quarter of 2010. The weighted average purchase price of the Company’s mortgage-backed securities and agency debentures was 102.6% at September 30, 2010. The net amortization of premiums and accretion of discounts on mortgage-backed securities and agency debentures for the quarters ended September 30, 2010, June 30, 2010 and September 30, 2009, was $155.9 million, $75.1 million, and $137.2 million, respectively. The total net premium remaining unamortized at September 30, 2010, September 30, 2009, and June 30, 2010, was $2.3 billion, $1.1 billion, and $1.8 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.22%, 0.19% and 0.23% for the quarters ended September 30, 2010, September 30, 2009, and June 30, 2010, respectively. At September 30, 2010, September 30, 2009, and June 30, 2010, the Company had a common stock book value per share of $15.16, $16.52 and $16.89, respectively.

At September 30, 2010, Annaly’s wholly-owned registered investment advisors had under management approximately $12.1 billion in net assets and $19.8 billion in gross assets, as compared to $11.3 billion in net assets and $22.6 billion in gross assets at September 30, 2009 and $12.1 billion in net assets and $18.8 billion in gross assets at June 30, 2010. For the quarter ended September 30, 2010, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $15.3 million, as compared to $14.1 million for the quarter ended September 30, 2009 and $13.9 million for the quarter ended June 30, 2010.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and currently has 621,859,075 shares of common stock outstanding.

The Company will hold the third quarter 2010 earnings conference call on Thursday October 28, 2010 at 10:00 a.m. EST. The number to call is 800-561-2693 for domestic calls and 617-614-3523 for international calls and the pass code is 46941497. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 53379330. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Investor Information and complete the E-Mail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009((1))	2009
	(Unaudited	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS

Cash and cash equivalents	$ 289,486	$ 327,979	$ 905,955	$ 1,504,568	$ 1,723,341
Reverse repurchase agreements with affiliate	-	82,678	255,580	328,757	226,264
Reverse repurchase agreements	757,722	226,098	276,586	425,000	100,000
Mortgage-Backed Securities, at fair value	76,174,141	69,422,400	67,239,930	64,805,725	66,837,761
Agency debentures, at fair value	2,046,371	2,390,429	2,931,945	915,752	625,615
Investments with affiliates	245,659	230,268	242,788	242,198	239,740
U.S. Treasury Securities, at fair value	754,993	87,352	-	-	-
Securities borrowed	251,242	242,242	60,132	29,077	-
Receivable for Mortgage Backed Securities sold	1,637,542	78,581	359,636	732,134	-
Accrued interest and dividends receivable	345,153	322,853	327,666	318,919	332,861
Receivable from Prime Broker	3,272	3,272	3,272	3,272	16,886
Receivable for advisory and service fees	15,138	13,359	11,714	12,566	12,807
Intangible for customer relationships, net	9,590	9,891	10,191	10,491	10,791
Goodwill	27,917	27,917	27,917	27,917	27,917
Interest rate swaps, at fair value	-	-	-	5,417	-
Other derivative contracts, at fair value	186	-	-	-	-
Other assets	26,351	42,665	65,850	14,397	8,695

Total assets	$82,584,763	$73,507,984	$72,719,162	$69,376,190	$70,162,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$61,040,668	$56,386,835	$53,784,480	$54,598,129	$55,842,840
Payable for Mortgage-Backed Securities and agency debentures purchased	8,165,941	4,867,945	7,498,712	4,083,786	3,644,420
Convertible Senior Notes	600,000	600,000	600,000	-	-
U.S. Treasury Securities sold, not yet purchased, at fair value	691,593	26,207	-	-	-
Accrued interest payable	113,837	99,366	88,346	89,460	97,693
Dividends payable	422,036	380,636	363,785	414,851	381,411
Securities loaned	251,332	242,242	60,377	29,057	-
Accounts payable and other liabilities	51,440	33,815	70,290	10,005	37,991
Interest rate swaps, at fair value	1,604,639	1,174,788	608,688	533,362	788,065
Other Derivative contracts, at fair value	-	216	-	-	-

Total liabilities	72,941,486	63,812,050	63,074,678	59,758,650	60,792,420

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 2,306,537, 2,603,969, 2,603,969, 2,604,614, and 2,604,614 shares issued and outstanding, respectively	55,891	63,098	63,098	63,114	63,114

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500 authorized, 620,640,708, 559,763,825, 559,668,624, 553,134,877 and 552,778,531 issued and outstanding, respectively	6,206	5,598	5,597	5,531	5,528
Additional paid-in capital	8,994,954	7,937,738	7,935,151	7,817,454	7,811,356
Accumulated other comprehensive income	1,877,537	2,540,201	1,887,852	1,891,317	1,959,994
Accumulated deficit	(1,468,399)	(1,027,789)	(424,302)	(336,964)	(646,822)

Total stockholders’ equity	9,587,386	9,632,836	9,581,386	9,554,426	9,307,144

Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$82,584,763	$73,507,984	$72,719,162	$69,376,190	$70,162,678

(1) Derived from the audited financial statements at December 31,2009.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (UNAUDITED) (dollars in thousands, except per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Interest income:
Mortgage-Backed Securities and agency debentures	$700,964	$642,782	$653,935	$751,560	$744,523
Securities loaned	1,261	860	454	103	-
U.S. Treasury Securities	751	40	-	-	-
Total interest income	702,976	643,682	654,389	751,663	744,523

Interest expense:
Repurchase agreements	105,393	96,975	92,089	101,632	124,653
Interest rate swaps	188,636	175,535	180,838	185,040	183,124
Convertible Senior Notes	7,033	6,966	3,195	-	-
Securities borrowed	1,047	742	387	92	-
U.S. Treasury Securities sold, not yet purchased	459	24	-	-	-
Total interest expense	302,568	280,242	276,509	286,764	307,777

Net interest income	400,408	363,440	377,880	464,899	436,746

Other (loss) income
Investment advisory and service fees	15,343	13,863	12,546	14,835	14,620
Gain on sale of Investment Securities	61,986	39,041	46,962	91,150	591
Dividend income	8,097	7,330	7,964	7,647	5,398
Loss on receivable from Prime Broker(1)	-	-	-	(13,613)	-
Unrealized (loss) gain on interest rate swaps	(448,253)	(593,038)	(116,732)	212,456	(128,687)
Net gain on trading securities	1,082	77	-	-	-
Income from underwriting	915	500	-	-	-
Total other (loss) income	(360,830)	(532,227)	(49,260)	312,475	(108,078)

Expenses
Distribution fees	-	-	360	418	478
General and administrative expenses	43,430	41,540	40,021	36,880	33,344
Total expenses	43,430	41,540	40,381	37,298	33,822

(Loss) income before income from equity method investment and income taxes	(3,852)	(210,327)	288,239	740,076	294,846

Income (loss) from equity method investment	868	935	140	(252)	-

Income taxes	(11,076)	(8,837)	(7,314)	(10,489)	(9,657)

Net (loss) income	(14,060)	(218,229)	281,065	729,335	285,189

Dividends on preferred stock	4,515	4,625	4,625	4,625	4,625

Net (loss) income (related) available to common shareholders	($18,575)	($222,854)	$276,440	$724,710	$280,564

Net (loss) income (related) available per share to common shareholders:
Basic	($0.03)	($0.40)	$0.50	$1.31	$0.51
Diluted	($0.03)	($0.40)	$0.49	$1.30	$0.51

Weighted average number of common shares outstanding:
Basic	611,904,518	559,700,836	554,995,092	552,917,499	547,611,480
Diluted	611,904,518	559,700,836	575,859,564	559,336,066	553,376,285

Net (loss) income	($14,060)	($218,229)	$281,065	$729,335	$285,189
Other comprehensive(loss) income:
Unrealized (loss) gain on available-for-sale securities	(617,998)	664,621	7,416	(25,190)	542,396
Unrealized gain on interest rate swaps	18,402	26,846	36,081	47,663	56,055
Reclassification adjustment for gains included in net income	(63,068)	(39,118)	(46,962)	(91,150)	(591)
Other comprehensive (loss) income	(662,664)	652,349	(3,465)	(68,677)	597,860
Comprehensive (loss) income	($676,724)	$434,120	$277,600	$660,658	$883,049

(1) The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Assets of the fund still remain at the prime broker, Lehman Brothers International (Europe) (in administration) (“LBIE”), which is in bankruptcy and the ultimate recovery of such amount remains uncertain. The Company has entered into the Claims Resolution Agreement between Lehman Brothers International (Europe) (in administration) and certain eligible offerees effective December 29, 2009 with respect to these assets (the “CRA”). Given the great degree of uncertainty as to the status of the Company’s assets, other than specific assets that remain directly in the control of LBIE that the Company has valued in accordance with the CRA, the Company has valued the assets at an 80% discount.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except per share data)

	For the nine months ended
	September 30, 2010	September 30, 2009
Interest income
Mortgage-Backed Securities and agency debentures	$1,997,681	$2,170,939
Securities loaned	2,575	-
U.S. Treasury Securities	791
Total interest income	2,001,047	2,170,939

Interest expense
Repurchase agreements	294,457	474,235
Interest rate swaps	545,009	534,763
Convertible Senior Notes	17,194	-
Securities borrowed	2,176	-
U.S. Treasury Securities sold, not yet purchased	483	-
Total interest expense	859,319	1,008,998

Net interest income	1,141,728	1,161,941

Other (loss) income
Investment advisory and service fees	41,752	34,117
Gain on sale of Investment Securities	147,989	7,978
Dividend income	23,391	9,537
Unrealized (loss) gain on interest rate swaps	(1,158,023)	137,065
Net gain on trading securities	1,159	-
Income from underwriting	1,415	-
Total other (loss) income	(942,317)	188,697

Expenses
Distribution fees	360	1,338
General and administrative expenses	124,991	93,272
Total expenses	125,351	94,610

Income before income from equity method investment and income taxes	74,060	1,256,028

Income from equity method investment	1,943	-

Income taxes	(27,227)	(23,892)

Net income	48,776	1,232,136

Dividend on preferred stock	13,765	13,876

Net income available to common shareholders	$35,011	$1,218,260

Net income available per share to common shareholders:
Basic	$0.06	$2.24
Diluted	$0.06	$2.22

Weighted average number of common shares outstanding:
Basic	575,742,043	544,970,392
Diluted	575,958,563	550,913,871

Net income	$48,776	$1,232,136
Other comprehensive (loss) income:
Unrealized gain on available-for-sale securities	54,039	1,538,587
Unrealized gain on interest rate swaps	81,329	177,155
Reclassification adjustment for gains included in net income	(149,148)	(7,978)
Other comprehensive (loss) income	(13,780)	1,707,764
Comprehensive income	$34,996	$2,939,900

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-(888)-8Annaly
www.annaly.com